Exhibit 10.3
SYSCO CORPORATION
STOCK OPTION AGREEMENT

Under the terms and conditions of the Sysco Corporation 2018 Omnibus Incentive Plan, as amended (the “Plan”), the terms of which are hereby incorporated into this Stock Option Agreement (this “Agreement”) by reference, Sysco Corporation (the “Company”) grants to you (the “Optionee”) an option to purchase shares of the Company’s Common Stock, $1.00 par value, (“Stock”) subject to adjustment as provided in the Plan (the “Option”). The Option is offered in accordance with and subject to the terms, conditions and restrictions of this Agreement, including any country-specific provisions for the Optionee’s country in Appendix A. The number of shares of Stock subject to this Agreement, the exercise price of the Option, and the date of grant (the “Grant Date”) are set forth in the records of the Company and have been made available to the Optionee either: (1) directly to the Optionee by the Company; or (2) electronically by the Company to the Optionee through the website of a third party administrator engaged by the Company, and by accepting this Option, the Optionee acknowledges and agrees that he or she has received and/or accessed such information and that such information forms a material part of this Agreement.

Unless terminated earlier in accordance with the terms of the Agreement, this Option shall terminate and expire at the close of business on the final trading day immediately prior to the tenth anniversary of the Grant Date and shall be subject to the Terms and Conditions of Stock Option attached hereto and incorporated in this Agreement by reference.

    The Optionee must accept the Option in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that he or she has read this Agreement and the Plan, and agrees to be bound by this Agreement, the Plan and the actions of the Committee. The Optionee shall indicate his or her acceptance of this Agreement, in the method directed by the Company. If he or she does not do so prior to 90 days from the Grant Date, then the Company may declare the Option null and void at any time. Also, in the unfortunate event that death occurs before this Agreement has been accepted, this Option will be voided, which means the Award will terminate automatically and cannot be transferred to the Optionee’s heirs pursuant to the Optionee’s will or the laws of descent and distribution.

By accepting this Option, the Optionee accepts and agrees to be bound by all of the terms and conditions of the Plan and Terms and Conditions of the Stock Option, and the Optionee further acknowledges receipt of the Plan and the Plan Prospectus, which contains important information, including a discussion of federal tax consequences. In the event of any conflict between the terms of this Agreement and the Plan, the Plan will prevail save where Appendix A applies.

TERMS AND CONDITIONS

1.General Conditions. In addition to the conditions set forth in the Plan, the Option is contingent upon satisfying the terms and conditions set forth in this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.Vesting. The Option will vest on the dates set forth in Appendix B, subject to any acceleration provisions contained in the Plan or otherwise set forth in this Agreement and the Optionee’s continuous employment or service with the Company or any of its Subsidiaries from the Grant Date through the applicable vesting date (each date on which a portion of the Option will vest pursuant to this Agreement, a “Vesting Date”). The Option shall continue to vest as if active employment continued for the entire vesting period if employment terminates as a result of a Retirement in Good Standing (as defined in Section 19, below).

3.Maximum Term. Unless terminated earlier in accordance with the terms of this Agreement, this Option will expire at the close of business on the final trading day immediately prior to the tenth anniversary of the Grant Date.

4.Exercise Restrictions. Subject to Appendix A, the vested portion of the Option may be exercised at any time after its applicable Vesting Date and prior to the expiration of the Option, provided that at the time of the exercise all of the conditions set forth in the Plan and in this Agreement have been met. No portion of the Option may be exercised prior to the first anniversary of the Grant Date or after the expiration of the maximum term set forth in Section 3. When exercised, all or a portion of this Option may be an incentive stock option, governed by Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

5.Accelerated Vesting Events. The Option awarded pursuant to this Agreement will vest according to the schedule set forth in Appendix B, subject to the Optionee’s continuous service with the Company or one of its Subsidiaries through each applicable Vesting Date. Notwithstanding the foregoing, provided that the Optionee has been in continuous service with the Company or one of its Subsidiaries since the Grant Date through the date of termination of his or her employment or service: (a) the Option shall remain in effect and continue to vest according to the vesting schedule set forth in Appendix B, irrespective of the continuous service limitations set forth in the first sentence of this Section 5, upon the occurrence of the Optionee’s termination of employment or service by reason of Disability (as defined in Section 19); and (b) the Option shall immediately vest upon the occurrence of: (i) a “Change in Control Termination” (as defined in Section 19) in accordance with Section 4.2(h)(ii) of the Plan; or (ii) the Optionee’s termination of employment or service by reason of death.

6.Exercise Period. The Option will normally terminate on the earlier of: (i) the date of the expiration of the Option set forth in Section 3; or (ii) the 90th day after severance of the Optionee’s employment relationship with the Company or any Subsidiary, for any reason, for or without Cause. Whether an authorized leave of absence, or an absence for military or government service, constitutes severance of the Optionee’s employment or service relationship with the Company or a Subsidiary will be determined by the Committee administering the Plan at the time of the event. However, if before the expiration of the Option, the Optionee’s employment relationship with the Company or a Subsidiary terminates as a result of Retirement in Good Standing, Change in Control Termination, or Disability, the Option will remain exercisable in accordance with its terms as if Optionee remained in the employment or service of the Company or a Subsidiary, and in the event of the Optionee’s death while employed by or providing service to the Company or any Subsidiary, the Option may be exercised by the executors or administrators of the Optionee’s estate for up to three years following the date of the Optionee’s death, but in no event later than the last day of the maximum term of the Option set forth in Section 3. For the avoidance of doubt, for purposes of this Agreement, the Optionee’s transfer of employment or service from the Company to a Subsidiary, from a Subsidiary to the Company or from one Subsidiary to another Subsidiary shall not constitute a termination of employment or continuous service.

7.Method of Exercise. At the time or times when the Optionee wishes to exercise the Option, the Optionee shall be required to follow the procedures established for doing so, which the Committee may revise from time to time. Notice of exercise of the Option must be accompanied by a payment equal to the applicable Option exercise price plus all Tax-Related Items (as defined below) required to be withheld, collected or accounted for, if any, such amount to be paid in cash or by tendering, either by actual delivery of shares of Stock or by attestation, shares of Stock that are acceptable to the Committee, such shares to be valued at Fair Market Value as of the day the shares are tendered, or paid in any combination of cash and shares, as determined by the Committee. To the extent permitted by applicable law and the policies adopted from time to time by the Committee, the Optionee may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of Stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding Tax-Related Items required to be withheld, collected or account for and the remission of those sale proceeds to the Company.

Notwithstanding the foregoing, the Committee may require payment in a particular or different method of exercise than those specified in this Section 7, may allow the Optionee to exercise the Option only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell-to-cover” exercise) as it shall determine in its sole discretion, or may require the Optionee to sell any shares of Stock the Optionee acquired under the Plan immediately or within a specified period following the Optionee’s termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Optionee’s behalf).

8.No Assignment. No right or interest of the Optionee in the Option may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation or liability of the Optionee other than as provided in this Section 8. The Option may not be sold, assigned, transferred or otherwise disposed of by the Optionee other than by will or the laws of descent and distribution.

9.Responsibility for Taxes.

a.By accepting the Option and irrespective of any action taken by the Company or the Employer, the Optionee hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, social security, national insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), is and remains the responsibility of the Optionee or the Optionee’s estate (as applicable) and may exceed the amount actually withheld by the Company or the Employer. The Optionee acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.

b.Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items withholding obligations by one or a combination of the following:

(i)withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer, or any other payment of any kind otherwise due to the Optionee by the Company and/or the Employer; or

(ii)withholding from proceeds of the sale of shares of Stock acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or

(iii)retention of or withholding in shares of Stock to be issued upon exercise of the Option having a Fair Market Value that is sufficient to satisfy the Tax-Related Items.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates.

a.Notwithstanding the foregoing in Section 9(b), if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16a-2 promulgated thereunder, the Company will withhold in shares of Stock unless the use of such withholding method is problematic under applicable law or has materially adverse accounting or tax consequences, in which case, the withholding obligation may be satisfied by one or a combination of methods set forth in Section 9(b)(i) and (ii).

b.If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full amount of Stock subject to the Option, notwithstanding that an amount of Stock is retained solely for the purpose of paying the Tax-Related Items.

c.In addition, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

d.The Optionee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Stock upon exercise of the Option, the subsequent sale of Stock acquired pursuant to such exercise and the receipt of any dividends following the issuance of Stock upon the exercise of the Option; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

10.Plan Administration. The Option described in this Agreement has been granted subject to the terms of the Plan, and the shares deliverable to the Optionee in connection with an Option will be from the shares available for grant pursuant to the terms of the Plan. Any change, interpretation, determination or modification of this Agreement by the Compensation and Leadership Development Committee (the “Committee”) shall be final and conclusive for all purposes and on all persons including the Company and the Optionee; provided, however, that with respect to any amendment or modification of the Plan which affects the Option made hereby, the Committee shall have determined that such amendment or modification is in the best interests of the Optionee of such Option. The Committee has the exclusive discretionary authority to make findings of fact, conclusions, and determinations regarding the interpretation of the Agreement or relevant Plan provisions or the administration of the Option (including, but not limited to determining exchange rates for Option settlement), and will have the exclusive and final authority to determine all calculations of all Option amounts. The Committee has the exclusive authority to establish administrative procedures to implement the terms of the Option. Any such procedure will be conclusive and binding on Participant.

11.Post-Employment Covenants.

a.Notwithstanding any other term of the Agreement or any prior agreement to the contrary, in order to be eligible to benefit from any portion of the Option, the Optionee must have entered into an agreement containing restrictive covenants concerning limitations of the Optionee’s behavior both during employment or service and following termination of employment or service that is satisfactory to the Company or one of its Subsidiaries. In the event the Optionee engages in any action that violates any such restrictive covenants at any time during the term of the Agreement, the Option shall be forfeited. The Optionee further agrees that to the extent permitted by applicable law, upon demand by the Company or one of its Subsidiaries, the Optionee will forfeit, return or repay the Benefits and Proceeds (as defined below) in the event the Optionee breaches any post-employment or post-service covenant with the Company and/or any of its Subsidiaries.

b.For the purposes of this Agreement, “Benefits and Proceeds” means:

(i)to the extent the Optionee has received any Stock in satisfaction of this Option and the Optionee continues to hold those shares of Stock, the shares of Stock so acquired;

(ii)to the extent the Optionee has received any Stock in satisfaction of this Option and no longer owns the shares of Stock so acquired, cash in an amount equal to the Fair Market Value of such shares of Stock on the date such payment is demanded by the Company (which, unless otherwise determined by the Committee, shall be equal to the closing sale price during regular trading hours of the shares of Stock as reported by the New York Stock Exchange on such date); and

(iii)to the extent the Optionee has not received any Stock in satisfaction of this Option, all of the Optionee’s remaining rights, title or interest in the Option.

c.    Upon reasonable request, the Optionee shall make himself or herself available to the Company to furnish full and truthful information concerning any event which took place during the Optionee’s employment and to furnish full and truthful consultations concerning any potential litigation.

12.Clawback. The Award shall be subject to the Company’s Incentive Payment Clawback Policy and the Company’s Executive Officer Incentive Payment Clawback Policy, as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing applicable stock exchange listing standards or rules and regulations thereunder.

13.Right of Set-Off. The Optionee agrees that the Company may, to the extent determined by the Company to be permitted by applicable law and consistent with the requirements of Section 409A of the Code, retain for itself funds otherwise payable to the Optionee pursuant to the Award or any award under any award program administered by the Company to offset: (a) any amounts paid by the Company to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which the Optionee was the subject; or (b) any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or repayment obligations under any award agreement. The Company may not retain such funds and set-off such obligations or liabilities, as described above, until such time as they would otherwise be payable to the Optionee in accordance with the Award terms. Only after-tax amounts will be applied to set-off the Optionee’s obligations and liabilities and the Optionee will remain liable to pay any amounts that are not thereby satisfied in full.

14.Modification. If any of the terms of this Agreement may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Optionee and the Company, each and all of the other provisions of this Agreement shall remain in full force and effect. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein. Neither the Committee nor the Company will be liable to the Optionee for any additional personal tax or other adverse consequences of any modifications to the Option.

15.Data Privacy. The Optionee hereby acknowledges, and to the extent that consent is required, consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option materials by and among, as applicable, the Employer, the Company any Subsidiary and any Affiliated Company for the purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Employer and the Company will be joint data controllers in relation to the Optionee’s personal data.

The Optionee understands that the Employer, the Company, any Subsidiary and any Affiliated Company may hold certain personal information about the Optionee, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company and details of all Options or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data include, but are not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about the Optionee. The Optionee hereby provides explicit consent to the Company, the Employer, any Subsidiary and any Affiliated Company to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that Data will be transferred, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., Canada, the United Kingdom, France or other location) may have data privacy laws and protections which provide standards of protection that are different to or lower than the standards provided by the data privacy laws in the Optionee’s country. The Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to or deletion of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee Options or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
Finally, upon request of the Company or the Employer, the Optionee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Optionee for the purposes of administering the Optionee’s participation in the Plan in compliance with the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands and agrees that the Optionee will not be able to participate in the Plan if the Optionee fails to provide any such consent or agreement requested by the Company and/or the Employer.

16.Optionee Acknowledgements. In accepting the Option, the Optionee acknowledges, understands and agrees that:

a.the Plan is established voluntarily by the Company, it is discretionary in nature and the Company can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan;
b.this Option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future options, awards or benefits in lieu of any options or awards, even if similar options or awards have been granted repeatedly in the past;

c.all determinations with respect to any future options or awards, including, but not limited to, the times when options or awards are made, the amount of the options or awards and other conditions attached to the options or awards, will be at the sole discretion of the Company and/or the Committee;
d.participation in this Plan or program is voluntary;

e.the Option and any shares of Stock acquired under the Plan upon exercise of the Option are extraordinary items and do not constitute compensation of any kind (and do not give a right of claim of any kind) for services of any kind rendered to the Company or any of its Subsidiaries or Affiliated Companies (including, as applicable, the entity employing the Optionee or to which the Optionee provides services, (the “Employer”) and which are outside the scope of the Optionee’s employment or service contract, if any;

f.this Option, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;
g.for the purposes of the Option, unless otherwise specified by the Company or any Affiliated Company, the Optionee’s employment or service will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or any Subsidiary or Affiliated Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period or period during with the Optionee is in receipt of pay in lieu of such notice or severance pay (e.g., the Optionee’s period of service would not include any contractual, statutory or common law notice period or period during which the Optionee is in the receipt of pay in lieu of such notice or severance pay or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for the purposes of the Option (including whether the Optionee may still be considered to be providing services while on a leave of absence);

h.the future value of the underlying Stock is unknown, indeterminable and cannot be predicted with certainty. If the shares of Stock subject to the Option do not increase in value following the Grant Date, the Option will have no value. If the Optionee exercises the Option and obtains the shares of Stock, the value of those shares of Stock acquired upon exercise may increase or decrease in value, even below the Option exercise price;
i.no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company, the Employer, any Subsidiary or any Affiliated Company; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
j.the Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, any Subsidiary or any Affiliated Company and shall not interfere with the ability of the Company, the Employer, any Subsidiary or any Affiliated Company, as applicable, to terminate the Optionee’s employment or service relationship (if any). The right of the Company or Employer to terminate at will the Optionee’s employment or service at any time for any reason is specifically reserved;

k.if the Optionee is providing services outside the United States, the Optionee acknowledges and agrees that neither the Company, the Employer, any Subsidiary nor any Affiliated Company shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Stock acquired upon exercise; and

l.in the event of any conflict between communications to the Optionee by the Company of the terms of this Agreement or the records of any third-party administrator and the Plan, the Plan will prevail.

17.No Advice Regarding Grant. None of the Company, any Subsidiary or any Affiliated Company is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

18.Entire Agreement; Severability. The Plan and this Agreement set forth the entire understanding between the Optionee, the Employer, the Company and any Subsidiary regarding the acquisition of the Stock and supersedes all prior oral and written agreements pertaining to this Option. If all or any part of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Optionee and the Company, each and all of the other provisions of the Agreement shall remain in full force and effect.

19.Definitions. For purposes of this Agreement:

(a)     “Retirement in Good Standing” means:

(i)in the United States and Canada, termination of employment either voluntarily or involuntarily, other than for Cause, after the date the Optionee reaches: (A) age 55 and the Optionee has 10 or more continuous years of service (i.e., without any termination of service) with the Company and its Subsidiaries on or before Optionee’s date of termination; or (B) age 65, regardless of years of service with the Company and its Subsidiaries; or in all other jurisdictions, retirement, as determined by the Committee in its sole discretion;

(ii)you have provided at least 120 days advance written notice of your intent to retire (and during the period from the date of such advance written notice to the date of your termination, your employment has not been terminated for Cause); and

(iii)the Committee has approved that such termination will be treated as a Retirement in Good Standing.

a.“Disability” means:

(i)in the United States, that the Optionee has been determined by the Social Security Administration to be totally disabled; and

(ii)in all other jurisdictions, as determined pursuant to the Employer’s long-term disability policy.

b.“Change in Control Termination” means the occurrence of both:

(i)     a Change in Control; and

(ii)     during the period commencing 12 months prior to the first occurrence of the Change in Control and ending 24 months after such Change in Control, the Company or one of its Subsidiaries involuntarily terminates the Optionee’s employment or Service without Cause or the Optionee terminates employment for Good Reason.

20.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company shall not be required to deliver any Stock issuable upon exercise of the Option prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Stock.

21.Language. If the Optionee is resident in a country where English is not an official language, the Optionee acknowledges and agrees that it is his or her express intent that this Agreement and the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option be drawn up in English. Further, the Optionee acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement and any documents related to the Plan or has had the ability to consult with an advisor who is sufficiently proficient in the English language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.Electronic Delivery and Acceptance. The Optionee consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports or other related documents, and to the electronic review, confirmation and acceptance procedures governing this Option. The Optionee consents and agrees that any such electronic procedures may be affected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan. The Optionee further agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Optionee acknowledges and agrees that the Company may provide personal information regarding the Optionee and any award of Options under the Plan, included but not limited to this Option, to any third party engaged by the Company to provide administrative or brokerage services related to the Plan.

23.Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or acceptance of any subsequent breach by the Optionee or any other person claiming rights with respect to the Option.

24.Insider Trading Restrictions. The Optionee acknowledges that, depending on the Optionee’s country of residence, the Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Optionee’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Optionee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee places before he or she possessed inside information. Furthermore, the Optionee could be prohibited from: (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. The Optionee understands that third parties may include fellow employees or service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Optionee is advised to speak to his or her personal advisor on this matter.

1.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to which laws the Optionee is subject, the Optionee may have certain foreign asset/account and/or tax reporting requirements that may affect his or her ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Optionee’s country of residence. The Optionee’s country may require that the Optionee report such accounts, assets or transactions to the applicable authorities in his or her country. The Optionee also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. The Optionee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

2.Mobility. If, during the course of the Optionee’s employment with the Company or any of its Subsidiaries or during the provision of services to the Company or any of its Subsidiaries, the Optionee relocates to another jurisdiction, the Company reserves the right to modify the terms of this Agreement and/or impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company or any of its Subsidiaries determine it is necessary or advisable to comply with local law, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Optionee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Optionee’s country of residence (or employment, if different).

3.Governing Law and Venue. This Option has been granted and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Texas, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Option or this Agreement, shall be brought and heard exclusively in the United States District Court for the Southern District of Texas or Harris County, Texas, USA. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SYSCO CORPORATION
STOCK OPTION AGREEMENT

APPENDIX A

This Appendix A includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee works in one of the countries listed below. If the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, is considered a resident of another country for local law purposes or if the Optionee transfers employment and/or residency between countries after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Optionee.
Certain capitalized terms used but not defined in this Appendix A have the same meanings set forth in the Plan and/or the Agreement, as applicable.
This Appendix A also includes information regarding securities, exchange control and certain other tax or legal issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix A as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date when the Option vests, Stock are issued to the Optionee and/or the Optionee sells Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to his or her situation. Furthermore, additional privacy laws may apply in the Optionee’s country.
Finally, if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, is considered a resident of another country for local law purposes or if the Optionee transfers employment and/or residency between countries after the Option Date, the information contained herein may not be applicable to the Optionee in the same manner.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)/UNITED KINGDOM (“UK”)
Data Privacy. If the Optionee resides and/or is employed in the EU/EEA/UK, Section 15 of the Agreement shall be replaced with the following:
The Company, being the applicable data controller, is located at 1390 Enclave Parkway, Houston, Texas 77077, USA and issues Awards under the Plan to employees of the Company and its Affiliated Companies in its sole discretion. The Optionee should review the following information about the Company’s data processing practices.
Definitions.
“Data Protection Laws” means all applicable data protection and privacy legislation in force from time to time in the EU and UK, including the EU GDPR; the UK GDPR; any laws or regulations ratifying, implementing, adopting, supplementing or replacing the UK GDPR, including the Data Protection Act 2018; the Privacy and Electronic Communications Directive 2002/58/EC (as amended by Directive 2009/136/EC) and the Privacy and Electronic Communications Regulations 2003 (SI 2003 No. 2426); all other legislation and regulatory requirements in force from time to time which apply to a party relating to the use of Personal Data; and any mandatory guidance and codes of practice issued by the Information Commissioner’s Office and applicable to a party, in each case as amended, supplemented, replaced or superseded from time to time.

“Controller,” “Data Subject,” “Personal Data,” “Processing” and “Supervisory Authority” shall have the respective meanings given to them in the EU GDPR.
“EU GDPR” means the General Data Protection Regulation (EU) 2016/679.
“EU Non-Adequate Country” means a country which does not have an adequacy decision made in its favour by the European Commission pursuant to Data Protection Laws.
“EU SCCs” means the standard contractual clauses for the transfer of Personal Data from Controllers to Controllers established in third countries where the EU GDPR applies, pursuant to Regulation (EU) 2016/679 as set out in the Annex to the European Commission’s Implementing Decision (EU) 2021/914, or such alternative clauses as may be approved by the European Commission from time to time.
“UK Addendum” means where the UK GDPR applies, Version B1.0 of the Information Commissioner’s Office’s International Data Transfer Addendum to EU Commission Standard Contractual Clauses, or such alternative clauses as may be approved by the UK from time to time.
“UK GDPR” means the EU GDPR as incorporated into United Kingdom law by virtue of section 3 of the UK’s European Union (Withdrawal) Act 2018.
“UK Non-Adequate Country” means a country which does not have an adequacy decision made in its favour by the UK government pursuant to Data Protection Laws.
(a)Data Collection and Usage. Pursuant to applicable Data Protection Laws, the Optionee is hereby notified that the Company collects, processes and uses certain Personal Data about the Optionee for the purpose of implementing, administering and managing the Plan and generally administering equity awards; specifically, including the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in the Company, and details of all Awards or any entitlement to shares of Stock awarded, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer. In granting the Awards under the Plan, the Company will collect the Optionee’s Personal Data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Optionee’s Personal Data is that it is necessary for the performance of the Company’s contractual obligations under the Plan and performance of the Agreement. The Optionee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. As such, by participating in the Plan, the Optionee voluntarily acknowledges the collection, use, processing and transfer of the Optionee’s Personal Data as described herein. The Company shall implement appropriate technical and organizational security measures to protect the Optionee’s Personal Data.
(b)Stock Plan Administration Service Provider. The Company transfers Personal Data to Fidelity Stock Plan Services LLC an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Company shall ensure that this, and any subsequent, administrator contractually agree to comply with data protection obligations required under Data Protection Laws to protect the Optionee’s Personal Data. In the future, the Company may select a different service provider and share the Optionee’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Optionee to receive and trade shares of Stock. The Optionee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Optionee’s ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in the United States. The Company can only meet its contractual obligations to the Optionee if the Optionee’s Personal Data is transferred to the United States. The Company’s legal basis for the transfer of the Optionee’s Personal Data to the United States is the performance of contractual obligations to the Optionee. The Company shall have in place such contractual transfer mechanism as may be required under the Data Protection Laws to govern this transfer. Specifically:

1.Where the Optionee’s Personal Data is transferred from the EU to the US, or other EU Non-Adequate Country, the Company shall comply with the EU SCCs.
2.Where the Optionee’s Personal Data is transferred from the UK to the US, or other UK Non-Adequate Country, the Company shall comply with the UK Addendum.
(d)Data Retention. The Company will use the Optionee’s Personal Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Optionee’s Personal Data, the Company will remove it from its systems. If the Company keeps the Optionee’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(a)Data Subject Rights. The Optionee may have a number of rights under Data Protection Laws in the Optionee’s country of residence. For example, the Optionee’s rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) request rectification of incorrect or incomplete data, (iii) request deletion of data, (iv) place restrictions on or object to processing, (v) lodge complaints with the relevant Supervisory Authority in the Optionee’s country, and/or (vi) request a list with the names and addresses of all recipients of the Optionee’s Personal Data. To receive clarification regarding the Optionee’s rights or to exercise the Optionee’s rights, the Optionee should contact his or her local human resources department.
(b)Privacy Notice. Additional information regarding the Company’s data protection practices are set out in the Company’s Global Employee Data Protection Notice, which is available on the Company’s intranet.
BAHAMAS
There are no country-specific provisions.
CANADA
Data Privacy. The following provision supplements Section 15 of the Agreement:
‘The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, any Affiliated Companies and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Optionee further authorizes the Company and any Affiliated Companies to record such information and to keep such information in the Optionee’s employee file, subject to applicable periods in accordance with applicable law.
Termination of Employment. The following provision supplements Section 16(g) of the Agreement:
‘For purposes of the Option, the Optionee’s employment or service will be considered terminated as of the date the Optionee is no longer actually employed or otherwise rendering services to the Company or, if different, the Subsidiary or Affiliated Company to which the Optionee provides services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws or otherwise rendering services or the terms of the Optionee’s employment or other service agreement, if any). Unless otherwise provided in the Agreement or extended by the Company, the Optionee’s right to vest in the Option, if any, will terminate effective as of such date, and the period (if any) during which the Optionee may exercise a vested Option after termination will commence on such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Optionee’s right to vest in the Option under the Agreement, if any, will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the Optionee’s minimum statutory notice period.

In the event the date the Optionee is no longer providing actual service cannot be reasonably determined under the terms of this Agreement and/or the Plan, the Company shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option (including whether the Optionee may still be considered to be providing services while on a leave of absence). Any portion of the Option that is not vested on the Termination Date shall terminate immediately and be null and void. Unless the applicable employment standards legislation specifically requires, in the Optionee’s case, the Optionee will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Optionee’s service relationship is terminated (as determined under this provision), nor will the Optionee be entitled to any compensation for lost vesting.’
Language Consent. The following terms and conditions apply to the Optionee if resident in Quebec:
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée
Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.
Payment of Exercise Price and Taxes
Notwithstanding anything to the contrary in the Plan or in Sections 7 or 9 of this Agreement, no Tax-Related Items may be paid by delivery of shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.
Notwithstanding anything to the contrary in the Plan or in Section 7 of this Agreement, the exercise price of the Option may not be paid by delivery of shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.
Tax Information
All or a portion of the shares of Stock subject to the Option may be "non-qualified securities" within the meaning of the Income Tax Act (Canada).
Securities Law Information
The Optionee is permitted to sell shares of Stock acquired through the Plan subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. In accordance with the Canadian provincial and territorial resale restrictions, shares of Stock acquired through the Plan, if represented in certificated from shall carry a legend describing the applicable resale restrictions. The Optionee should consult his or her own personal legal advisor in this regard.
Foreign Asset/Account Reporting Information
Canadian residents are required to report any foreign property (e.g., shares of Stock acquired under the Plan and possibly unvested Options) if the total cost of their foreign property exceeds a specified threshold at any time in the year. It is the Optionee’s responsibility to comply with these reporting obligations, and the Optionee should consult his or her own personal tax advisor in this regard.
COSTA RICA

There are no country-specific provisions.

FRANCE
Option Not Qualified
The Option is not granted under the French specific regime provided by Articles L. 225-177 and seq. or L. 22-10-59 and L. 22-10-60 of the French Commercial Code.
Language Consent
By accepting the Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. The Optionee accepts the terms of those documents accordingly. The Optionee confirms that the Optionee has a good knowledge of the English language.
 En acceptant l’Option, le Titulaire de l’Option confirme avoir lu et compris les documents relatifs à cette Option (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Titulaire de l’Option accepte les termes de ces documents en connaissance de cause. Etant précisé que le Titulaire de l’Option a une bonne maîtrise de la langue anglaise.
Foreign Asset/Account Information
The Optionee may hold shares of Stock acquired upon exercise of the Option, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Optionee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the resident.
HONG KONG
Lapse of Restrictions
If, for any reason, shares of Stock are issued to the Optionee within six (6) months of the Grant Date, the Optionee agrees that he or she will not sell or otherwise dispose of any such shares of Stock prior to the six (6)-month anniversary of the Grant Date.
Wages
The Option and shares of Stock subject to the Options do not form part of the Optionee’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
Securities Law
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this document, the Optionee should obtain independent professional advice. Neither the grant of the Options nor the settlement of the Options upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. This Agreement, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.

IRELAND
Exercise Period. The following provision shall supplement Section 6 of the Agreement:
‘Solely for the purposes of this Agreement, and not withstanding anything to the contrary in the Plan, the Optionee’s employment or service will be deemed to terminate, and severance of Optionee’s employment relationship will be deemed to occur, on the date that the Optionee ceases to be actively employed by or actively provide services to the Company or any of its Subsidiaries or Affiliated Companies. Accordingly, in the event of termination of the Optionee’s employment or service, the Option shall cease to vest, and the exercise period following severance of the Optionee’s employment relationship shall be measured from, the date of cessation of active employment or service and shall not be extended by any notice period mandated or implied under local law, contract or otherwise during which the Optionee is not actually actively employed or providing services or during or for which the Optionee receives pay in lieu of notice or severance pay or is on garden leave or similar leave. The Company shall have the sole discretion to determine when the Optionee is no longer actively employed or actively providing services for purposes of this Agreement, without reference to any other agreement, written or oral, including the Optionee’s contract of employment or service.’
Responsibility for Taxes. The following provision shall supplement Section 9 of the Agreement:
‘Regardless of any action the Company (or any Subsidiary) takes with respect to any or all Taxes, the Optionee acknowledges that the ultimate liability for all Taxes is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company (or any Subsidiary). the Optionee further acknowledges that the Company and its Subsidiaries (including the Optionee’s employer): (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Option, including the grant, vesting or exercise of the Option or the subsequent sale of any shares of common stock acquired at exercise; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Taxes or achieve any particular tax result. Further, if the Optionee is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or its Subsidiaries (including the Optionee’s employer or former employer, as applicable) may be required to withhold or account for Taxes in more than one jurisdiction.’
Definitions. The following provision shall be inserted as Section 19(b)(ii) of the Agreement (and current subsection (ii) shall be (iii)):
(ii)    in Ireland, (A) in respect of an Optionee that is an Employee, that such Optionee is on medically certified sick leave in accordance with any relevant policy in place within the Company or a Subsidiary and is deemed by the Company or a Subsidiary to have a “disability” for the purposes of the Employment Equality Acts 1998–2015; and (B) in respect of an Optionee that is not an Employee, that such Optionee is unable to perform the material and substantial duties that such Optionee was retained by the Company or a Subsidiary to perform and such inability arises due to sickness or injury.
The following provision shall be inserted as Section 19(d) of the Agreement:
“Taxes” means any income tax or national contributions or any other payroll or statutory taxes or payment on account of obligations or other payments which the Committee determines must be withheld, collected or accounted for.
PORTUGAL

There are no country-specific provisions.

SRI LANKA

Optionee Acknowledgements.

The following provision shall substitute Section 16(f) of the Agreement:

“this Option, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of normal or expected compensation or salary or earnings or remuneration for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, cash value of food, meal allowance, cost of living allowance, holiday pay, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;”

The following provision shall substitute Section 16(j) of the Agreement:

“the Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, any Subsidiary or any Affiliated Company and shall not interfere with the ability of the Company, the Employer, any Subsidiary or any Affiliated Company, as applicable, to terminate the Optionee’s employment or service relationship (if any).”
Exchange Control, Foreign Asset/Account and/or Tax Reporting. The following provision shall supplement Section 25 of the Agreement:

“As per the statutory requirements under the Foreign Exchange Act, No. 12 of 2017, of Sri Lanka:

(i)the Optionee shall make the payment of the exercise price of the Option to the Company through an Outward Investment Account (“OIA”) or a Personal Foreign Currency Account (“PFCA”) opened and maintained by such Optionee with a licensed commercial bank in Sri Lanka;

(ii)where the Employee makes the payment of the exercise price of the Option to the Company, any dividend income and any proceeds from the sale of shares of Stock acquired upon exercise shall be brought into Sri Lanka by the Optionee through the same OIA/PFCA through which the initial investment was made, within three months from the date of receipt.”

SWEDEN
Responsibility for Taxes. The following provision shall supplement Section 9 of the Agreement:
‘Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 9 of the Agreement, in accepting the Option, the Optionee authorizes the Company to withhold shares of Stock or to sell shares of Stock otherwise deliverable to the Optionee upon exercise of the Option to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.’
UNITED KINGDOM
Method of Exercise Price
Notwithstanding anything to the contrary in the Plan or in Sections 7 or 9 of this Agreement, no Tax-Related Items may be paid by tendering shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.
Notwithstanding anything to the contrary in the Plan or in Section 7 of this Agreement, the exercise price of the Option may not be paid by tendering shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.

Exercise Period. The following provision shall supplement Section 6 of the Agreement:
‘Solely for the purposes of this Agreement, and not withstanding anything to the contrary in the Plan, the Optionee’s employment will be deemed to terminate, and severance of the Optionee’s employment relationship will be deemed to occur, on the date that the Optionee ceases to be actively employed by or actively provide services to the Company or any of its Subsidiaries or Affiliated Companies. Accordingly, in the event of termination of the Optionee’s employment, the Option shall cease to vest, and the exercise period following severance of the Optionee’s employment relationship shall be measured from, the date of cessation of active employment and shall not be extended by any notice period mandated or implied under local law, contract or otherwise during which the Optionee is not actually actively employed or during or for which the Optionee receives pay in lieu of notice or severance pay or is on garden leave or similar leave. The Company shall have the sole discretion to determine when the Optionee is no longer actively employed or actively providing services for purposes of this Agreement, without reference to any other agreement, written or oral, including the Optionee’s contract of employment.’
Responsibility for Taxes.
Notwithstanding anything contrary in the Plan and Section 9(b)(i) of the Agreement, in the case of national insurance contributions (“NICs”), the Employer may only withhold from the Optionee’s wages or cash compensation such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).
The following provision shall supplement Section 9 of the Agreement:
‘The Optionee hereby irrevocably agrees that the Company or the Employer (if different) may recover from the Optionee the whole or any part of any secondary class 1 employer NICs arising as a result of a taxable event attributable to the Option or the Optionee’s participation in the Plan (“Employer NICs”) to the extent permitted by applicable law and, at the request of the Company at any time before the exercise of an Option, the Optionee must elect, to the extent permitted by law, and using a form approved by HM Revenue and Customs (“HMRC”), that the whole or any part of the liability for such Employer NICs shall be transferred to the Optionee.
The Optionee hereby agrees that the Optionee is liable for all Taxes and hereby covenants to pay all such Taxes, as and when requested by the Company or (if different) the Employer or by HMRC (or any other tax authority or any other relevant authority) or required by applicable law. The Optionee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer on an after tax basis against any Taxes that they are required (or reasonably consider they are required) to pay, or withhold and account for on the Employee’s behalf, or have paid or will pay, to HMRC (or any other tax authority or any other relevant authority). For purposes of this Agreement, Tax-Related Items include (without limitation) employment income tax, and employee NICs.
The amount of any income tax not collected within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute an additional benefit to the Optionee on which additional income tax and NICs may be payable. The Optionee understands that the Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit pursuant to the indemnity above, which may be recovered from the Optionee by the Company or the Employer by any of the means referred to in Section 9 of the Agreement.
The Optionee irrevocably agrees to enter into a joint election under section 431(1) of ITEPA 2003 with its employer or former employer in respect of the Shares to be acquired on exercise of the Option as a condition to the exercise of the Option.’

Definitions. The following provisions shall be inserted as Section 19(d) and 19(e) of the Agreement respectively:
“Optionee” for the purposes of awards made under this Agreement means any Employee that is resident for tax purposes, or works, in the UK as at the Grant Date.
“Taxes” means (i) any income tax, primary class 1 employee national insurance contributions or any other payroll or statutory taxes or payment on account of obligations or other payments which the Committee determines must be withheld, collected or accounted for by the Company or the Employer (if different) in connection with the Option, any Shares acquired on its exercise and any benefits related thereto (ii) any Employer NICs to the extent recoverable by applicable law.
Securities Disclosure
This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and Options are exclusively available in the UK to bona fide employees and former employees of the Company and any UK Subsidiary of the Company.

SYSCO CORPORATION
STOCK OPTION AGREEMENT

APPENDIX B